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                                                                   EXHIBIT 10.03



                      KELLOGG COMPANY SUPPLEMENTAL SAVINGS
                     AND INVESTMENT PLAN (RESTORATION PLAN)


I.       PURPOSE AND EFFECTIVE DATE

         1.1. Purpose. The Kellogg Company Supplemental Savings and Investment Plan (Restoration Plan) was previously established by the Company to provide key employees a tax-deferred capital accumulation vehicle and to supplement such employees' contributions under the Kellogg Savings and Investment Plan, thereby encouraging savings for retirement. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management and highly compensated employees. The following provisions constitute an amendment, restatement and continuation of the Plan, as of the Effective Date.

         1.2. Effective Date. The "Effective Date" of this amendment and restatement of the Plan shall be January 1, 2003, except to the extent an earlier or later effective date is specified herein. The Plan shall remain in effect until terminated in accordance with Article IX. The Keebler Company Deferred Compensation Plan was merged with and into the Plan on July 1, 2002.


II.      DEFINITIONS

         When used in the Plan and initially capitalized, the following words and phrases shall have the meanings indicated:

         2.1. "Account" means the recordkeeping account established for each Participant in the Plan for purposes of accounting for the amount of Compensation deferred under Article 4 and Matching and Discretionary Credits, if any, to be credited under
                  Article 5, adjusted periodically to reflect assumed investment return on such deferrals and credits, in accordance with
                  Article 6.

         2.2. "Affiliate" means (i) any corporation, partnership, joint venture, trust, association or other business enterprise which is a member of the same controlled group of corporations, trades or businesses as the Company within the meaning of Code Sections 414(b), (c), (m) and (o), and (ii) any other entity that is designated as an Affiliate by the Committee.

         2.3. "Beneficiary" means the person or entity designated by the Participant to receive the Participant's Plan benefits in the event of the Participant's death. If the Participant does not designate a Beneficiary, or if the Participant's designated Beneficiary predeceases the Participant, the Participant's beneficiary under the S&I Plan shall be the Beneficiary under the Plan.



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         2.4.     "Board" means the Board of Directors of the Company.

         2.5. "Committee" means the ERISA Administration Committee or such other Committee as may be appointed by the Board to administer the S&I Plan.

         2.6.     "Compensation" shall have the same meaning as under the S&I
                  Plan.

         2.7.     "Code" means the Internal Revenue Code of 1986, as amended.

         2.8.     "Company" means Kellogg Company and any successor thereto.

         2.9. "Deferral Election" means the election made by an Eligible Employee to defer Compensation in accordance with Article 4.

         2.10. "Disability" or "Disabled" shall have the same meaning as under the S&I Plan.

         2.11. "Discretionary Credit" means an amount credited to a Participant's Account, as determined by the Company or applicable Employer in its sole discretion.

         2.12. "Election Period" means the period specified by the Committee during which a Deferral Election may be made with respect to Compensation payable for a Plan Year.

         2.13. "Eligible Employee" means, with respect to any Plan Year, unless determined otherwise by the Committee, an employee of the Company or an Employer whose job classification is Level 6 or above.

         2.14. "Employer" means the Company and each Affiliate that, with the consent of the Company, has elected to participate in the Plan.

         2.15. "Matching Credit" means the amount credited to a Participant's Account pursuant to Section 5.1.

         2.16. "Participant" means an Eligible Employee who has elected to defer Compensation under the Plan or who has been credited with a Discretionary Credit.

         2.17. "Plan" means the Kellogg Company Supplemental Savings and Investment Plan (Restoration Plan), as amended from time to time.

         2.18.    "Plan Year" means the calendar year.

         2.19. "S&I Plan" means the Kellogg Company Savings and Investment Plan, as amended from time to time.

         2.20. "Termination Date" means the date that a Participant ceases to be employed by any Employer or Affiliate.



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         2.21.    "Valuation Date" means a date on which a Participant's Account is valued, which shall be each business day unless determined otherwise by the Committee.

         2.22. "Year of Service" shall have the same meaning as under the S&I Plan.


III.     PARTICIPATION

         An Eligible Employee shall become a Participant in the Plan by filing a Deferral Election with the Committee in accordance with Article 4. An Eligible Employee who is not otherwise a Participant in the Plan shall become a Participant in the Plan on the date he or she is credited with a Discretionary Credit. If the Committee determines that participation by one or more Participants shall cause the Plan to be subject to Part 2, 3 or 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the entire interest of such Participant or Participants under the Plan shall be paid immediately to such Participant or Participants or shall otherwise be segregated from the Plan in the discretion of the Committee, and such Participant or Participants shall cease to have any interest under the Plan.

IV.      DEFERRAL OF COMPENSATION

         4.1. Deferral of Compensation . An Eligible Employee may elect to defer up to 50% of his or her Compensation for a Plan Year by filing a Deferral Election in accordance with Section 4.2. Deductions will be made pursuant to such Deferral Election once the first to occur of the following events: (1) such Eligible Employee's reaching the pre-tax limit under the S&I Plan or (2) such Eligible Employee's compensation exceeding $200,000.00.

         4.2. Deferral Elections. A Participant's Deferral Election shall be in writing or electronic, and shall be filed with the Committee at such time and in such manner as the Committee shall provide, subject to the following:

                  (a) Subject to paragraph (b) below, a Deferral Election shall be made during the election period established by the Committee which shall end no later than the day preceding the first day of the Plan Year in which such Compensation would otherwise be payable. For the Plan Year beginning January 1, 2003, such Deferral Election shall be made no later than December 18, 2002.

                  (b) If an individual first becomes an Eligible Employee during a Plan Year, such individual may make a Deferral Election for such Plan Year within 60 days of first becoming an Eligible Employee. Such Deferral Election shall become effective as soon as administratively practical after the date such individual makes such Deferral Election.



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                  All Deferral Elections shall become irrevocable as of the end of the Election Period; provided, however, if the Participant becomes Disabled or if the Committee, in its sole discretion, determines that a bona fide administrative mistake was made, the Committee may permit a Participant to revoke a Deferral Election. If a Deferral Election is revoked in accordance with the preceding sentence, the Participant may not make a new Deferral Election until the election period established by the Committee for making deferrals for the next Plan Year.

         4.3. Crediting of Deferral Elections. The amount of Compensation that a Participant elects to defer under the Plan shall be credited by the Company to the Participant's Account as of the date such Compensation would have been payable to the Participant absent the Deferral Election.

V.       EMPLOYER CREDITS

         5.1. Matching Credits. Subject to Section IV, a Participant who has made a Deferral Election for a Plan Year shall be credited with a "Matching Credit" equal to the 100% of his or her Plan deferrals that do not exceed 3% of the Participant's Compensation and 50% of Plan deferrals that exceed 3% of Compensation but do not exceed 5% of Compensation. To be eligible for Matching Credits under this Section 5.1, the Participant must have at least one Year of Service at the time the underlying Compensation deferral is credited to the Participant's Account. Such Matching Credits shall be credited to the Participant's Account at the same time that the underlying Compensation deferral is credited to the Participant's Account. If the Participant was previously employed by the Company, the Participant will be automatically eligible for Matching Credits if such Participant had completed at least one Year of Service during such prior employment.

         5.2. Discretionary Credits. An Employer may award a Participant a Discretionary Credit in an amount determined by the Employer in its sole discretion. Any such Discretionary Credit shall be credited to the Participant's Account at the time determined by the Employer and shall be subject to such terms and conditions as the Employer may establish.

         5.3. Vesting. Participants shall have a fully vested interest in the portion of their Account attributable to deferrals of Compensation and Matching Credits. Discretionary Credits, if any, shall vest in accordance with the terms established by the Employer at the time the Discretionary Credits are awarded.

VI.      PLAN ACCOUNTS

         6.1. Valuation of Accounts. The Committee shall establish an Account for each Participant who has filed a Deferral Election to defer Compensation, who has been awarded a Discretionary Credit, or who has a benefit under the Plan on the Effective Date. Such Account shall be credited with a Participant's deferrals, Matching Credits and Discretionary Credits as set forth in Sections 4.4, 5.1 and


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                  5.2, respectively, and with the Participant's benefit under the Plan as of the Effective Date, if any. As of each Valuation Date, the Participant's Account shall be adjusted upward or downward to reflect, (i) the amount of distributions, if any, to be debited as of that Valuation Date under Article 7, (ii) the amount of forfeitures, if any, to be debited under Sections 5.3 or 7.3(a), and (iii) the investment return to be credited as of such Valuation Date pursuant to
                  Section 6.2.

         6.2. Crediting of Investment Return. Subject to such rules and limitations as the Committee may determine, as of each Valuation Date, a Participant's Account balance (after subtracting any distributions or forfeitures to be made as of such Valuation Date) shall be adjusted upward or downward to reflect the gain or loss that would have been realized on such balance had it been invested in the S&I Plan's Stable Income Fund during the period since the immediately preceding Valuation Date or in any manner as determined by agreement between the Participant and the Company.

VII.     PAYMENT OF BENEFITS

         7.1. Distribution Upon Termination of Employment . Following a Participant's Termination Date, distribution of the Participant's Account shall be made in accordance with one of the following options, as elected by the Participant:

                  (a) A single lump sum payment, to be made as soon as practicable following the Participant's Termination Date;

                  (b) A single lump sum payment, to be made January 31 following the Participant's Termination Date;

                  (c) Annual installments over a period of 5, 10, 15 or 20 years, as elected by the Participant, with the first installment beginning as of January 31 of the Plan Year immediately following the Plan Year in which such Termination Date occurs.

                  A Participant may make a distribution election under this
                 Section 7.1 by filing a form with the Committee. A Participant may change the time and form of his or her distribution election under this Section 7.1 by filing a new election with the Committee; provided, however, that any election that has not been on file with the Committee at least 12 months prior to the Participant's Termination Date shall be void and disregarded and the Participant's most recent prior election with respect to the distribution shall govern. If the Participant does not have a valid election on file with the Committee at his or her Termination Date, the Participant's Account shall be paid in a single sum under paragraph (a) next above. Notwithstanding the foregoing, if a Participant's Termination Date occurs during the 2003 Plan Year, the Participant's Account shall be paid in accordance with the Participant's distribution election, if such election is filed by December 31, 2002.


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         7.2.     Unscheduled Withdrawal. A Participant may request a withdrawal of all or a portion of his or her vested Account by filing an election with the Committee specifying the amount of the Account to be withdrawn. An amount equal to 10% of the withdrawal requested shall be debited to the Participant's Account and permanently forfeited. Payment of such withdrawal, adjusted by the amount forfeited, shall be made as of the first Valuation Date administratively practicable after such request is received.

         7.3. Payments on Death. If a Participant dies prior to the time that his or her entire Account balance has been distributed, such Account balance, or remaining Account balance, shall be distributed to the Participant's Beneficiary in accordance with the distribution election made by the Participant. If the Participant does not have a valid distribution election on file, such Account shall be distributed to the Beneficiary in a single lump sum payment as soon as practicable after the Participant's death.

         7.4. Time and Form of Elections. All distribution and withdrawal elections under this Article 7 shall be made at the time and in the form established by the Committee and shall be subject to such other rules and limitations that the Committee, in its sole discretion, may establish.

         7.5. Form of Payment; Taxes. All payments under the Plan shall be made in cash. All benefits and payments under the Plan shall be subject to the withholding of all applicable taxes. The Employers shall have the right to withhold from any payments otherwise due a Participant all amounts of Federal and state taxes (including FICA taxes) required by law to be withheld under the Plan. The Employer may reduce amounts to be paid to the Participant under this Plan or may reduce any other forms of compensation payable to the Participant by an Employer to satisfy such tax withholding requirements.

VIII.    ADMINISTRATION

         8.1. Authority of Committee. The Committee shall have full power and authority to carry out the terms of the Plan. The Committee's interpretation, construction and administration of the Plan, including any adjustment of the amount or recipient of the payments to be made, shall be binding and conclusive on all persons for all purposes. Neither the Employers, including their officers, employees or directors, nor the Committee or the Board or any member thereof, shall be liable to any person for any action taken or omitted in connection with the interpretation, construction and administration of the Plan.

         8.2. Participant's Duty to Furnish Information. Each Participant shall furnish to the Committee such information as it may from time to time request for the purpose of the proper administration of this Plan.



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         8.3.     Claims Procedure. Each Participant or Beneficiary (a
                  "Claimant") may submit his or her claim for benefits to the Committee (or such other person or persons as may be designated by the Committee) in accordance with the following:

                  (a) Initial Claim. Such claim shall be in writing in such form as is provided or approved by the Committee, and shall designate the date upon which the Claimant desires benefits to commence. A Claimant shall have no right to seek review of a denial of benefit, or to bring any action in any court to enforce a claim for benefits under the Plan, prior to filing a claim and exhausting his or her rights to review under this
                           Section 8.3.

                           When a claim for benefits has been filed properly, such claim shall be evaluated and the Claimant shall be notified of the approval or the denial within ninety (90) days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the claim was filed). A claimant shall be given a written or electronic notice in which the Claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, such notice shall contain (1) the specific reasons for the denial, (2) references to the Plan provisions on which the denial is based, (3) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, (4) the Claimant's right to seek review of the denial, and
                           (5) the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

                  (b) Review of Claim Denial. If a claim is denied, in whole or in part (if the Claimant has not received an approval or denial within the time periods specified in paragraph (a) above, the claim shall be deemed denied), the Claimant shall have the right to request that the Committee review the denial, provided that the Claimant files a written request for review with the Committee within sixty (60) days after the date on which the Claimant receives notification of the denial or the date the claim is deemed denied. A claimant (or his or her duly authorized representative ) may review pertinent documents and submit issues and comments in writing to the Committee. Within sixty (60) days after a request for review is received, the review shall be made and the Claimant shall be advised in writing or electronically of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given written notification within such initial sixty (60)



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                           day period specifying the reason for the extension
                           and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the Claimant in writing or electronically and shall include specific reasons for the decision, references to Plan provisions upon which the decision is based, a statement of the Claimant's right to receive free of charge copies of all documents relevant to the claim, and the Claimant's right to file a civil action under Section 502(a) of ERISA. A decision on review is final and binding for all purposes. If a Claimant fails to file a request for review in accordance with the procedures described in this Section 8.3, such Claimant shall have no right to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.

IX.      AMENDMENT AND TERMINATION

         9.1. Amendment and Termination of Plan. The Company, by action of the Chairman of the Board, or by resolution of the Board, reserves the right at any time to modify, amend or terminate the Plan; provided, however, no such amendment, termination or modification shall, without the written approval of a Participant, reduce the total benefit payable under this Plan to an amount that is less than the amount that would have been payable to the Participant under the Plan assuming that the Participant retired, died or otherwise terminated employment as of the date of such amendment, termination or modification. Such amount shall constitute an irrevocable obligation of the Company or other applicable Employer. Upon termination of the Plan, the Board or Chairman, as applicable, shall cause a lump-sum payment of all benefits for all Participants at substantially the same time.

         9.2. Withdrawal from Plan by Employer. Any Employer shall have the right at any time, with the approval of and under such conditions as may be prescribed by the Committee, to withdraw from the Plan by delivering to the Committee written notice of its election to withdraw. The benefits of any Participant or Beneficiary who is an employee of the withdrawing Employer shall be paid, or continue to be paid, in accordance with the terms of the Plan and shall constitute an irrevocable obligation of the withdrawing Employer.

X.       MISCELLANEOUS

         10.1. No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary or any other person, individually or as a member of a group, any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Board, its Chairman or the Committee in accordance with the terms and provisions of the Plan. Except as

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                  expressly provided in this Plan, neither the Company nor any of its Affiliates shall be required or be liable to make any payment under the Plan.

         10.2. No Employment Rights. Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Company or any Affiliate to continue the services of any Participant, or obligate any Participant to continue in the service of the Company or Affiliates, or as a limitation of the right of the Company or Affiliates to discharge any of their employees, with or without cause.

         10.3. Unfunded Plan. No funds shall be segregated or earmarked for any current or former Participant, Beneficiary or other person under the Plan. However, the Company may establish one or more trusts to assist in meeting its obligations under the Plan, the assets of which shall be subject to the claims of the Company's general creditors. No current or former Participant, Beneficiary or other person, individually or as a member of a group, shall have any right, title or interest in any account, fund, grantor trust, or any asset that may be acquired by the Company or an Affiliate in respect of its obligations under the Plan (other than as a general creditor of the Company or such Affiliate with an unsecured claim against its general assets).

         10.4. Offset. If, at the time payments are to be made hereunder, the Participant or the Beneficiary or both are indebted or obligated to the Company or an Affiliate, then the payments under the Plan remaining to be made to the Participant or the Beneficiary or both may, at the discretion of the Committee, be reduced by the amount of such indebtedness or obligation; provided, however, that an election by the Committee not to reduce any such payments shall not constitute a waiver of the Company's or Affiliate's claim for such indebtedness or obligation.

         10.5. Nontransferability. Prior to payment thereof, no benefit under the Plan shall be assignable or subject to any manner of alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.

         10.6. Successors and Assigns. The rights, privileges, benefits and obligations under the Plan are intended to be, and shall be treated as legal obligations of and binding upon the Employers, their successors and assigns, including successors by merger, consolidation, reorganization or otherwise.

         10.7. Applicable Law. This Plan is established under and will be construed according to the laws of the State of Michigan, to the extent not preempted by the laws of the United States.


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